EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-111745, 333-66950, 333-50476 and 333-86653 of Western Sierra Bancorp on Form S-8 of our report dated April 21, 2006 relating to the financial statements and supplemental schedule of the Western Sierra Bancorp 401(k) Stock Ownership Plan as of and for the years ended December 31, 2005 and 2004 appearing in this Annual Report on Form 11-K.

                                                                                                    /s/ Perry-Smith LLP

Sacramento, California
June 29, 2006